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                                                                    Exhibit 20.1
                             BERGEN COMMERCIAL BANK
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          The undersigned hereby appoints Keith Van Saders and Jeannie Drivas, each with full power of substitution, to vote all of the shares of BERGEN COMMERCIAL BANK ("Bergen") standing in the undersigned's name at the Special Meeting of Shareholders of Bergen, to be held at the main office of Bergen at Two Sears Drive, Paramus, New Jersey, on December 19, 1995, at 4:00 P.M., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

          THIS PROXY WILL BE VOTED AS SPECIFIED BELOW. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR APPROVAL OF THE ACQUISITION AGREEMENT AND PLAN OF ACQUISITION BETWEEN BERGEN AND GREAT FALLS BANCORP, AS MORE FULLY SET FORTH IN THE ACCOMPANYING JOINT PROXY STATEMENT.

          The Board of Directors recommends a vote FOR approval of the Acquisition Agreement and Plan Aquisition by and among Great Falls Bancorp and Bergen Commercial Bank.

          1. Approval of the Acquisition Agreement and Plan of Acquisition between Bergen and Great Falls Bancorp, as more fully described in the accompanying Joint Proxy Statement.

               [_] FOR

               [_] AGAINST

               [_] ABSTAIN


          2. In their discretion, such other business as may properly come before the meeting.


Dated:  _____________, 1995.    ___________________________________________
                                               Signature


                                ___________________________________________
                                               Signature

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                                    (Please sign exactly as your name appears.
                                    When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such. If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below his signature. If the shares are held in joint name, all joint owners should sign.)

                                    PLEASE DATE, SIGN AND RETURN THIS PROXY IN
                                    THE ENCLOSED RETURN ENVELOPE.



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